Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President & Chief Executive Officer and Principal Financial Accounting Officer of PlanGraphics, Inc. ("the Company"), certifies, that to their knowledge:

         1) the Company's amended Form 10-KSB for the annual period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2) the information contained in the Company's Form 10-KSB for the annual period ended September 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ John C.  Antenucci                     /s/ Fred Beisser
-----------------------------------        -------------------------------------
John C. Antenucci                          Frederick G. Beisser
President & Chief Executive Officer        Treasurer and Senior Vice President -
                                           Finance (and Principal
                                           Financial Accounting Officer)

Date: January 16, 2009                     Date:  January 16, 2009




         A signed original of this written statement required by Section 906 has been provided to PlanGraphics, Inc. and will be retained by PlanGraphics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.